EXHIBIT 15.1

May 6, 2004

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9293, 33-11154, 33-15271, 33-18602, 33-25860, 33-28505, 33-33344, 33-38220, 33-51129, 33-56577, 333-01459, 333-09867, 333-15179, 333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-102920, 333-108639, 333-109303, 333-111968, 333-114550 and 333-114551; and Form S-3 Nos. 333-81101 and 333-63716) of Sun Microsystems, Inc. of our reports dated October 15, 2003, January 14, 2004, and April 14, 2004 relating to the unaudited condensed consolidated interim financial statements of Sun Microsystems, Inc. that are included in its Form 10-Q for the quarters ended September 28, 2003, December 28, 2003, and March 28, 2004.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

Very truly yours,

/s/ Ernst & Young LLP